For the semi-annual period ended September 30, 2011
File number 811-04710



	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders


      An Annual Meeting of Stockholders was held on August 17, 2011. At such meeting the stockholders elected the entire slate of Class I Directors.


1)	Election of Class I Directors:

            					Affirmative			 Shares
            					votes cast 			Withheld

Robert H. Burns			6,064,751			3,029,911
		Michael J. Downey 			6,213,303			2,881,359
		Duncan M. McFarland		6,667,522			2,427,140